Exhibit 99.1

Calumet Reports Fourth Quarter and Fiscal Year 2025 Results

•	Fiscal Year 2025 net loss of $33.8 million, or basic loss per common share of $0.39
•	Fiscal Year 2025 Adjusted EBITDA with Tax Attributes of $293.3 million
●	$222 million of recourse debt reduction in 2025
●	Strong free cash flow driven by approximately $100 million of cost reduction initiatives in 2025
●	Record production year in Specialty Products & Solutions segment and Montana Renewables
●	Montana Renewables MaxSAF®150 expansion on track for second quarter of 2026

INDIANAPOLIS — (PR NEWSWIRE) — Feburary 27, 2026 — Calumet, Inc. (NASDAQ: CLMT) (the “Company,” “Calumet,” “we,” “our” or “us”) today reported its results for the fourth quarter and year ended December 31, 2025, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(Dollars in millions, except per share data)
Net loss	$(37.3)	$(40.7)	$(33.8)	$(222.0)
Basic earnings (loss) per common share	$(0.43)	$(0.47)	$(0.39)	$(2.67)
Adjusted EBITDA	$48.4	$66.6	$211.2	$229.3
Adjusted EBITDA with Tax Attributes	$69.3	$66.6	$293.3	$229.3

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2025	2024	2025	2024	2025	2024

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$38.3	$62.3	$15.4	$25.2	$(56.7)	$(3.9)
Adjusted gross profit (loss)	$97.8	$59.1	$14.4	$25.7	$(18.3)	$20.6
Adjusted EBITDA	$88.5	$51.9	$5.4	$16.3	$(26.3)	$12.4
Adjusted EBITDA with Tax Attributes	$88.5	$51.9	$5.4	$16.3	$(5.4)	$12.4
Gross profit (loss) per barrel	$6.03	$11.00	$119.38	$170.27	$(24.32)	$(1.87)
Adjusted gross profit (loss) per barrel	$15.39	$10.43	$111.63	$173.65	$(7.85)	$9.87

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2025	2024

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$265.7	$189.0	$78.2	$95.3	$(98.2)	$(53.5)
Adjusted gross profit (loss)	$327.8	$243.4	$81.8	$98.6	$(33.8)	$57.5
Adjusted EBITDA	$291.8	$222.5	$47.9	$57.4	$(50.8)	$22.3
Adjusted EBITDA with Tax Attributes	$291.8	$222.5	$47.9	$57.4	$31.3	$22.3
Gross profit (loss) per barrel	$11.46	$8.26	$132.32	$152.24	$(10.63)	$(6.14)
Adjusted gross profit (loss) per barrel	$14.13	$10.64	$138.41	$157.51	$(3.66)	$6.60

“2025 was a defining year for Calumet,” said Todd Borgmann, CEO. “Throughout the year, we materially reduced financial risk, strengthened our balance sheet, and positioned the company for its next phase of growth. Approximately $100 million of structural cost reductions, combined with continued commercial leadership and record production in both our Specialties and Montana Renewables businesses, enabled the paydown of $222 million of recourse debt and drove nearly 30% year-over-year EBITDA growth. Montana Renewables demonstrated its differentiated competitive position in one of the most challenging renewable diesel environments on record and is now poised to complete its MaxSAF™ 150 expansion in the second quarter. We enter 2026 with two proven, durable businesses, and a clear line of sight to continued growth and long-term value creation.”

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $88.5 million during the fourth quarter of 2025 compared to Adjusted EBITDA of $51.9 million for the same quarter a year ago. Segment results reflected strong specialty product sales, fixed cost reduction, enhanced production volumes, and year-over-year gains in fuels reflecting record production and strong margins.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $5.4 million during the fourth quarter of 2025 versus Adjusted EBITDA of $16.3 million in the fourth quarter of 2024. Fourth quarter 2025 results reflected solid margin performance across the segment, including our TruFuel® brand. The fourth quarter 2024 results include Adjusted EBITDA from the Royal Purple® Industrial business, which was divested in March 2025. The fourth quarter 2024 results also include $2.7 million in insurance proceeds that did not repeat in the fourth quarter 2025.

Montana/Renewables (MR): The MR segment reported $(5.4) million of Adjusted EBITDA with Tax Attributes during the fourth quarter of 2025 compared to Adjusted EBITDA with Tax Attributes of $12.4 million in the prior year period. The MR segment continued to benefit from significant operating cost reductions compared to the prior year period, partially offset by low industry renewable diesel margins. The MR segment also reflected insurance proceeds of $19.6 million in the fourth quarter of 2024 that did not reoccur in the fourth quarter of 2025.

On February 3, 2026, the U.S. Department of the Treasury and the Internal Revenue Service issued proposed regulations under Section 45Z of the Internal Revenue Code, providing clarification on the calculation and eligibility requirements for the Clean Fuel Production Credit (CRPCs). An additional $8.4 million in 2025 CFPCs were generated based on updates made to our estimates in the first quarter of 2026.

Corporate: Total corporate costs represent $(19.2) million of Adjusted EBITDA for the fourth quarter 2025. This compares to $(14.0) million of Adjusted EBITDA in the fourth quarter 2024.

January 2026 Refinancing Activities

In January 2026, Calumet announced that its wholly owned subsidiaries, Calumet Specialty Products Partners, L.P. (the "Partnership") and Calumet Finance Corp. (together with the Partnership, the "Issuers"), closed their private placement (the "Offering") under Rule 144A and Regulation S under the Securities Act of 1933, as amended, of $405 million in aggregate principal amount of 9.75% Senior Notes due 2031 (the 2031 "Notes"). The Offering

was upsized to $405 million in aggregate principal amount of 2031 Notes from the original offering size of $350 million in aggregate principal amount of 2031 Notes. Calumet used all of the net proceeds from the Offering, together with cash on hand and borrowings under its revolving credit facility, to redeem all of the Issuers' outstanding 11.00% Senior Notes due 2026 and all of the Issuers' outstanding 8.125% Senior Notes due 2027.

Also in January 2026, the Company announced that it amended its existing asset-based loan (ABL) facility to extend the maturity date from January 2027 to January 2031.  The amended facility provides for total commitments of $500 million, subject to borrowing base limitations, and is led by Bank of America, N.A., as agent for a group of lenders.

Operations Summary

The following table sets forth information about the Company’s continuing operations after giving effect to the elimination of all intercompany activity. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In bpd)
Total sales volume (1)	95,829	85,882	90,468	88,007
Facility production:
Specialty Products and Solutions:
Lubricating oils	12,922	12,591	12,012	11,927
Solvents	7,078	7,397	7,675	7,494
Waxes	1,496	1,452	1,405	1,415
Fuels, asphalt and other by-products	45,937	39,812	39,537	36,390
Total Specialty Products and Solutions	67,433	61,252	60,629	57,226
Montana/Renewables:
Gasoline	3,362	3,660	3,480	3,556
Diesel	2,541	2,903	2,642	2,830
Jet fuel	371	338	525	472
Asphalt, heavy fuel oils and other	3,366	3,667	3,779	3,983
Renewable fuels	11,895	7,865	11,270	9,848
Total Montana/Renewables	21,535	18,433	21,696	20,689

Performance Brands	1,418	1,692	1,570	1,739

Total facility production	90,386	81,377	83,895	79,654

(1)

Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.

Webcast Information

A conference call is scheduled for 9:00 a.m. ET on February 27, 2026, to discuss the financial and operational results for the fourth quarter and fiscal year 2025. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on Calumet’s website at www.calumet.investorroom.com/events. Interested parties may also participate in the call by dialing 844-695-5524 (U.S.) or 1-412-317-0700 (International). A replay of the conference call will be available a few hours after the event on the investor relations section of Calumet’s website, under the events and presentations section and will remain available for at least 90 days.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) demand for finished products in markets we serve, (ii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iii) our ability to monetize federal clean fuel production tax credits (“CFPCs”) under Section 45Z of the Internal Revenue Code and the price we expect to receive for CFPCs, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause our actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); our ability to sell, and the prices received for, CFPCs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and our other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. We believe net income (loss) is the most directly comparable GAAP measure to EBITDA.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; (k) RINs incurrence expense; and (l) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

We define Adjusted EBITDA with Tax Attributes for any period as Adjusted EBITDA plus the notional value of clean fuel production tax credits (“CFPCs”), less the difference between the notional value of any CFPCs sold and the amount realized from such sales.

Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.

Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; (e) RINs incurrence expense; and (f) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our each series of our 9.75% Senior Notes due 2028 (the “2028 Notes”), our 9.25% Senior Secured First Lien Notes due 2029 (the “2029 Secured Notes”) and our 9.75% Senor Notes due 2031 and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2028 Notes, 2029 Secured Notes and 2031 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, RINs incurrence expense, and depreciation and amortization.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax

Attributes to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales	$1,038.6	$949.5	$4,137.1	$4,189.4
Cost of sales	1,041.6	865.9	3,891.4	3,958.6
Gross profit (loss)	(3.0)	83.6	245.7	230.8
Operating costs and expenses:
Selling	12.5	12.0	47.9	55.7
General and administrative	39.2	44.5	123.8	145.5
Taxes other than income taxes	8.5	2.8	19.8	20.7
Loss on impairment and disposal of assets	1.3	2.0	1.3	2.0
Gain on sale of business	—	—	(55.8)	—
Other operating income	—	(0.4)	—	(1.2)
Operating income (loss)	(64.5)	22.7	108.7	8.1
Other income (expense):
Interest expense	(50.8)	(61.4)	(215.8)	(236.7)
Debt extinguishment costs	(0.2)	(0.1)	(47.4)	(0.4)
Gain (loss) on derivative instruments	13.1	(0.3)	8.7	9.3
Other income (expense)	13.3	(2.2)	19.4	(1.5)
Total other expense	(24.6)	(64.0)	(235.1)	(229.3)
Net loss before income taxes	(89.1)	(41.3)	(126.4)	(221.2)
Income tax (benefit) expense	(51.8)	(0.6)	(92.6)	0.8
Net loss	$(37.3)	$(40.7)	$(33.8)	$(222.0)
Earnings per share:
Basic and diluted	$(0.43)	$(0.47)	$(0.39)	$(2.67)
Weighted average number of common shares:
Basic and diluted	86,910,580	86,089,979	86,761,139	83,146,680

CALUMET, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$125.1	$38.1
Restricted cash	80.0	7.8
Accounts receivable, net:
Trade, less allowance for credit losses of $1.1 million and $1.1 million, respectively	224.4	241.7
Other	8.1	36.4
	232.5	278.1
Inventories	385.2	416.3
Derivative assets	6.7	—
Prepaid expenses and other current assets	28.3	25.7
Total current assets	857.8	766.0
Property, plant and equipment, net	1,353.0	1,438.8
Goodwill	140.5	173.0
Other intangible assets, net	8.7	22.0
Operating lease right-of-use assets	224.2	240.2
Other noncurrent assets, net	104.7	118.2
Total assets	$2,688.9	$2,758.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$281.5	$320.8
Accrued interest payable	46.1	45.4
Accrued salaries, wages and benefits	84.6	94.7
Other taxes payable	17.7	11.9
Obligations under inventory financing agreements	—	32.0
Current portion of RINs obligation	169.3	245.4
Current portion of operating lease liabilities	64.2	58.8
Other current liabilities	21.1	19.1
Current portion of long-term debt	156.2	35.5
Total current liabilities	840.7	863.6
Pension and postretirement benefit obligations	3.8	4.0
Other long-term liabilities	92.8	110.0
Long-term operating lease liabilities	161.4	182.2
Long-term debt, less current portion	2,077.3	2,064.7
Total liabilities	$3,176.0	$3,224.5
Commitments and contingencies
Redeemable noncontrolling interest	$245.6	$245.6
Stockholders' equity:
Common stock: par value $0.01 per share, 700,000,000 shares authorized, and 86,776,552 and 85,950,493 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	$0.9	$0.9
Additional paid-in capital	838.8	825.4
Warrants: 2,000,000 warrants issued and outstanding as of December 31, 2025 and December 31, 2024.	7.8	7.8
Accumulated deficit	(1,573.4)	(1,539.0)
Accumulated other comprehensive loss	(6.8)	(7.0)
Total stockholders' equity	(732.7)	(711.9)
Total liabilities and stockholders' equity	$2,688.9	$2,758.2

CALUMET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2025	2024

Operating activities
Net loss	$(33.8)	$(222.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	148.8	149.0
Amortization of turnaround costs	41.0	38.0
Non-cash interest expense	42.6	8.0
Debt extinguishment costs	47.4	0.4
RINs gain	(76.1)	(31.9)
Unrealized (gain) loss on derivative instruments	(24.1)	5.9
Loss on impairment and disposal of assets	1.3	2.0
Gain on sale of business	(55.8)	—
Equity based compensation	(4.5)	14.6
Lower of cost or market inventory adjustment	16.2	7.0
Other adjustments to reconcile net income (loss) to cash flow from operating activities	9.0	(7.0)
Changes in assets and liabilities
Accounts receivable	47.0	8.0
Inventories	14.9	16.1
Prepaid expenses and other current assets	(2.1)	17.9
Turnaround costs	(24.4)	(20.6)
Other assets	(2.6)	(5.6)
Accounts payable	(52.2)	1.7
Accrued interest payable	0.7	(5.2)
Accrued salaries, wages and benefits	14.6	4.0
Other taxes payable	5.7	(1.6)
Other liabilities	(4.7)	(25.1)
Net cash provided by (used in) operating activities	$108.9	$(46.4)
Investing activities
Additions to property, plant and equipment	(52.3)	(76.7)
Proceeds from sale of business, net	96.9	—
Purchases of investments	(0.5)	—
Net cash provided by (used in) investing activities	$44.1	$(76.7)
Financing activities
Proceeds from borrowings — revolving credit facility	2,311.4	2,129.2
Repayments of borrowings — revolving credit facility	(2,503.5)	(1,979.3)
Proceeds from borrowings — MRL revolving credit agreement	26.6	159.1
Repayments of borrowings — MRL revolving credit agreement	(26.7)	(172.1)
Proceeds from borrowings — senior notes	100.0	554.4
Repayments of borrowings — senior notes	(230.0)	(592.5)
Payments on finance lease obligations	(1.0)	(1.1)
Proceeds from inventory financing	362.9	671.3
Payments on inventory financing	(398.1)	(708.5)
Proceeds from DOE Loan	781.8	—
Proceeds from asset financing arrangements	160.0	144.7
Payments on asset financing arrangements	(61.2)	—
Repayments of borrowings - MRL Asset Financing Arrangements	(396.1)	—
Repayments of borrowings - MRL Term Loan Credit Agreement	(86.0)	—
Debt issuance costs and debt discount	(28.1)	(9.4)
Payments on other financing obligations	(5.8)	(41.5)
Net cash provided by financing activities	6.2	154.3
Net increase in cash, cash equivalents and restricted cash	159.2	31.2
Cash, cash equivalents and restricted cash at beginning of period	45.9	14.7
Cash, cash equivalents and restricted cash at end of period	$205.1	45.9
Cash and cash equivalents	$125.1	$38.1
Restricted cash	$80.0	$7.8
Supplemental disclosure of cash flow information
Interest paid, net of capitalized interest	$172.4	$232.0
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$43.1	$30.7

CALUMET, INC.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF NET INCOME (LOSS)

TO EBITDA, ADJUSTED EBITDA, AND ADJUSTED EBITDA WITH TAX ATTRIBUTES

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(Unaudited)

Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes:
Net income (loss)	$(37.3)	$(40.7)	$(33.8)	$(222.0)
Add:
Interest expense	50.8	61.4	215.8	236.7
Depreciation and amortization	35.5	40.9	148.9	149.0
Income tax expense	(51.8)	(0.6)	(92.6)	0.8
EBITDA	$(2.8)	$61.0	$238.3	$164.5
Add:
LCM / LIFO loss	$16.8	$3.4	$19.9	$12.3
Unrealized (gain) loss on derivative instruments	(14.9)	5.2	(24.0)	(47.1)
Debt extinguishment costs	0.2	0.1	47.4	0.4
Amortization of turnaround costs	9.1	9.5	41.0	38.0
Loss on impairment and disposal of assets	1.3	2.0	1.3	2.0
Gain on sale of business	—	—	(55.8)	—
RINs incurrence (gain) expense	25.4	10.0	(232.0)	34.5
RINs mark-to-market (gain) loss	10.9	(40.3)	156.0	(66..4)
Equity-based compensation and other items	8.3	15.3	14.4	19.7
Other (1)	(10.2)	3.4	(8.1)	75.5
Noncontrolling interest adjustments	4.3	(3.0)	12.8	(4.1)
Adjusted EBITDA	$48.4	$66.6	$211.2	$229.3
Tax attributes (2)	20.9	—	82.1	—
Adjusted EBITDA with Tax Attributes	$69.3	$66.6	$293.3	$229.3

(1)For the year ended December 31, 2024, other non-recurring expenses included a $51.3 million realized loss on derivatives related to the embedded derivatives for our inventory financing arrangements.

(2)Tax attribute amounts reflect 100% of the notional value of CFPCs generated for each respective period presented less any discounts on the sale of CFPCs. The CFPCs can be realized by applying the credits to the Company’s federal income tax liability or sold in a secondary market at a discounted rate.

CALUMET, INC.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF MONTANA/RENEWABLES SEGMENT NET INCOME (LOSS)

TO SEGMENT ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA WITH TAX ATTRIBUTES

(In millions)

	Year Ended December 31,
	2025	2024	2023

Reconciliation of Montana/Renewables Segment Net income (loss) to Segment Adjusted EBITDA and Segment Adjusted EBITDA with Tax Attributes:
Montana/Renewables Segment Net loss	$(145.1)	$(158.4)	$(137.0)
Add:
Depreciation and amortization	$109.5	$106.8	$95.2
LCM / LIFO loss	1.7	11.5	35.7
Loss on impairment and disposal of assets	—	1.1	3.5
Interest expense	63.8	70.4	65.4
Debt extinguishment costs	47.5	—	0.4
Unrealized gain on derivatives	—	—	(4.6)
RINs incurrence (gain) expense	(94.1)	5.6	22.3
RINs mark-to-market (gain) loss	47.4	(21.4)	(89.1)
Other	(6.3)	10.8	57.5
Equity-based compensation and other items	5.6	—	—
Income tax benefit	(93.6)	—	—
Noncontrolling interest adjustments	12.8	(4.1)	3.2
Montana/Renewables Segment Adjusted EBITDA	$(50.8)	$22.3	$52.5
Tax attributes (1)	82.1	—	—
Montana/Renewables Segment Adjusted EBITDA with Tax Attributes	$31.3	$22.3	$52.5

(1)Tax attribute amounts reflect 100% of the notional value of CFPCs generated for each respective period presented less any discounts on the sale of CFPCs. The CFPCs can be realized by applying the credits to the Company’s federal income tax liability or sold in a secondary market at a discounted rate.

CALUMET, INC.

RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)

TO SEGMENT ADJUSTED GROSS PROFIT

(In millions, except per barrel data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(Unaudited)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):
Specialty Products and Solution segment gross profit	$38.3	$62.3	$265.7	$189.0
LCM/LIFO inventory (gain) loss	11.8	(1.1)	17.4	0.2
RINs incurrence (gain) expense	20.7	8.5	(137.9)	28.9
RINs mark to market (gain) loss	9.2	(28.1)	108.6	(45.0)
Depreciation and amortization	17.8	17.5	74.0	70.3
Specialty Products and Solutions segment Adjusted gross profit	$97.8	$59.1	$327.8	$243.4

Performance Brands segment gross profit	$15.4	$25.2	$78.2	$95.3
LCM/LIFO inventory (gain) loss	(1.7)	(0.2)	0.8	0.6
Depreciation and amortization	0.7	0.7	2.8	2.7
Performance Brands segment Adjusted gross profit	$14.4	$25.7	$81.8	$98.6

Montana/Renewables segment gross profit (loss)	$(56.7)	$(3.9)	$(98.2)	$(53.5)
LCM/LIFO inventory (gain) loss	6.7	4.7	1.7	11.5
Loss on firm purchase commitments	—	—	—	8.5
RINs incurrence (gain) expense	4.7	1.5	(94.1)	5.6
RINs mark to market (gain) loss	1.7	(12.2)	47.4	(21.4)
Depreciation and amortization	25.3	30.5	109.4	106.8
Montana/Renewables segment Adjusted gross profit (loss)	$(18.3)	$20.6	$(33.8)	$57.5

Reported Specialty Products and Solutions segment gross profit per barrel	$6.03	$11.00	$11.46	$8.26
LCM/LIFO inventory (gain) loss per barrel	1.86	(0.19)	0.75	0.01
RINs incurrence (gain) expense per barrel	3.26	1.50	(5.95)	1.26
RINs mark to market (gain) loss per barrel	1.45	(4.96)	4.68	(1.97)
Depreciation and amortization per barrel	2.79	3.08	3.19	3.08
Specialty Products and Solutions segment Adjusted gross profit per barrel	$15.39	$10.43	$14.13	$10.64

Reported Performance Brands segment gross profit per barrel	$119.38	$170.27	$132.32	$152.24
LCM/LIFO inventory (gain) loss per barrel	(13.18)	(1.35)	1.35	0.96
Depreciation and amortization per barrel	5.43	4.73	4.74	4.31
Performance Brands segment Adjusted gross profit per barrel	$111.63	$173.65	$138.41	$157.51

Reported Montana/Renewables segment gross profit (loss) per barrel	$(24.32)	$(1.87)	$(10.63)	$(6.14)
LCM/LIFO inventory (gain) loss per barrel	2.87	2.25	0.18	1.32
Loss on firm purchase commitments per barrel	—	—	—	0.98
RINs incurrence (gain) expense per barrel	2.02	0.72	(10.19)	0.65
RINs mark to market (gain) loss per barrel	0.73	(5.85)	5.13	(2.45)

Depreciation and amortization per barrel	10.85	14.62	11.85	12.24
Montana/Renewables segment Adjusted gross profit (loss) per barrel	$(7.85)	$9.87	$(3.66)	$6.60

Specialty Products and Solutions Adjusted EBITDA	$88.5	$51.9	$291.8	$222.5
Specialty Products and Solutions sales	675.9	647.5	2,633.0	2,789.3
Specialty Products and Solutions Adjusted EBITDA margin	13.1%	8.0%	11.1%	8.0%